Exhibit 4.17

CANOPY GROWTH CORPORATION

NOTICE

NOTICE IS HEREBY GIVEN that a special meeting (the “Meeting”) of the shareholders (collectively, the “Shareholders” or individually, a “Shareholder”) of Canopy Growth Corporation (the “Corporation”) will be held at Smiths Falls Memorial Community Centre, Community Hall, 2nd Floor, 71 Cornelia St. W., Smiths Falls, Ontario, K7A 2H7 on July 30th, 2018 at the hour of 10:00 AM (Eastern time) for the following purposes:

1.

to consider, and, if deemed advisable, pass an ordinary resolution, the full text of which is set out in Schedule “A” to the accompanying Management Information Circular (the “Circular”), ratifying, confirming, and approving certain amendments to the Corporation’s omnibus incentive plan (a copy of the proposed Amended and Restated Omnibus Incentive Plan is set out in Schedule “B” to the Circular), as more fully described in the section of the Circular entitled “Particulars of Matters to be Acted Upon – 1. Omnibus Incentive Plan”; and

2.

to consider, and, if deemed advisable, pass a special resolution, the full text of which is set out in Schedule “C” to the Circular, amending the Corporation’s Articles of Incorporation to divide the number of issued and outstanding common shares of the Corporation on the basis of a range between two-for-one and three-for-one, at the discretion of the Board of Directors of the Corporation, as more fully described in the section of the Circular entitled “Particulars of Matters to be Acted Upon – 2. Stock Split”.

The Corporation is sending meeting-related materials to non-registered Shareholders (“Beneficial Shareholders”) using Notice and Access. Notice and Access is a set of rules for reducing the volume of materials that must be physically mailed to Shareholders by posting the information circular and additional materials online. The decision was made to use Notice and Access for delivery of materials to Shareholders, given the large number of Beneficial Shareholders. Notice and Access is more environmental friendly and allows for substantial savings in printing and postage can be achieved by electronic delivery.

Shareholders are requested to vote via the internet, telephone or complete, sign and return such form of proxy or voting instruction form, as applicable. In order for a registered Shareholder to be represented by proxy at the Meeting, the Shareholder must complete and submit the enclosed form of proxy or other appropriate form of proxy. Completed forms of proxy must be received by Computershare Investor Services Inc., the transfer agent of the Corporation, at 100 University Ave., 8th Floor, Toronto, Ontario M5J 2Y1 attention Proxy Department in the enclosed envelope, not later than 10:00 a.m. (Eastern time) on July 26, 2018. Late proxies may be accepted or rejected by the Chairman of the meeting in his sole discretion; the Chairman is under no obligation to accept or reject any particular late proxy.

If you are a Beneficial Shareholder, your package includes a notice-and-access notification and a voting instruction form. The notification included in the package will contain information on how to obtain electronic and paper copies of the Meeting Materials in advance of the Meeting. The voting instruction form contains instructions on how to complete the form, where to return it to and the deadline for returning it. Your Intermediary, its agent or its nominee can only vote your shares of the Company if they have received proper voting instructions from you. It is important to read and follow the instructions on the voting instruction form in order to have your vote count.

DATED at Ottawa, Ontario this 13th day of June 2018.

BY ORDER OF THE BOARD OF DIRECTORS

Bruce Linton

Chief Executive Officer and Chairman of the Board

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CANOPY GROWTH CORPORATION

MANAGEMENT INFORMATION CIRCULAR

GENERAL PROXY RELATED INFORMATION

Management Solicitation

This Management Information Circular (this “Circular”) is furnished in connection with the solicitation of proxies by the management of Canopy Growth Corporation (the “Corporation”, “Canopy” or “Canopy Growth”) for use at a special meeting (the “Meeting”) of the shareholders of the Corporation (collectively, the “Shareholders” or individually, a “Shareholder”) that will be held at Smiths Falls Memorial Community Centre, Community Hall, 2nd Floor, 71 Cornelia St. W., Smiths Falls, Ontario, K7A 2H7 on July 30th, 2018 at the hour of 10:00 AM (Eastern time) for the following purposes:

1.

to consider, and, if deemed advisable, pass an ordinary resolution, the full text of which is set out in Schedule “A” to this Circular, ratifying, confirming, and approving certain amendments to the Corporation’s omnibus incentive plan (a copy of the proposed Amended and Restated Omnibus Incentive Plan is set out in Schedule “B” to this Circular), as more fully described in the section of this Circular entitled “Particulars of Matters to be Acted Upon – 1. Omnibus Incentive Plan”; and

2.

to consider, and, if deemed advisable, pass a special resolution, the full text of which is set out in Schedule “C” to this Circular, amending the Corporation’s Articles of Incorporation to divide the number of issued and outstanding common shares of the Corporation (the “Shares”) on the basis of a range between two-for-one and three-for-one, at the discretion of the Board of Directors of the Corporation, as more fully described in the section of this Circular entitled “Particulars of Matters to be Acted Upon – 2. Stock Split”.

This solicitation is made by the management of the Corporation. It is expected that the solicitation will primarily be by mail. Proxies may also be solicited personally or by telephone by regular employees of and by agents engaged by the Corporation at nominal cost. In addition, Canopy has retained the services of Shorecrest Group Ltd. to solicit proxies for a fee of approximately $20,000 plus a per call fee for retail shareholder calls and Shorecrest will be reimbursed for reasonable out-of-pocket expenses. The cost of solicitation will be borne by the Corporation. Except as otherwise stated, the information contained herein is given as of June 13th, 2018.

The form of proxy (the “Proxy”) forwarded to Shareholders with the Notice of Meeting confers discretionary authority upon the proxy nominees with respect to amendments or variations of matters identified in the Notice of Meeting or other matters which may properly come before the Meeting.

Registered Shareholders – Voting by Proxy

The persons named in the enclosed form of proxy for the Meeting are officers of the Corporation.

A registered holder of Shares has the right to appoint some other person, who need not be a Shareholder, to represent the Shareholder at the Meeting by striking out the names of the persons designated in the accompanying form of proxy and by inserting such other person’s name in the blank space provided or by executing another proper form of proxy.

Completed forms of proxy must be received by Computershare Investor Services Inc., the transfer agent of the Corporation, at 100 University Ave., 8th Floor, Toronto, Ontario M5J 2Y1 attention Proxy Department in the enclosed envelope, not later than 10:00 a.m. (Eastern time) on July 26, 2018. Late proxies may be accepted or rejected by the Chairman of the meeting in his sole discretion, and the Chairman is under no obligation to accept or reject any particular proxy.

The form of proxy affords the registered Shareholder an opportunity to specify that the shares registered in his or her name shall be voted for or against the matters to come before the Meeting, as applicable.

On any ballot that may be called for, the shares represented by proxies in favour of management nominees will be voted for or against the matters to come before the Meeting in accordance with the instructions given in such proxies and, accordingly, if the Shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly.

In respect of proxies in which the Shareholders have not specified that the proxy nominees are required to vote for or against the matters scheduled to come before the Meeting, the shares represented by the proxies in favour of management nominees will be voted for the matters described in the Notice of Meeting.

Management knows of no matters scheduled to come before the Meeting other than the matters referred to in the Notice of Meeting. However, if any other matters which are not now known to management should properly come before the Meeting, the shares represented by proxies in favour of management nominees will be voted on such matters in accordance with the best judgment of the proxy nominees.

A proxy given by a registered Shareholder for use at the Meeting may be revoked at any time prior to its use. In addition to revocation in any other manner permitted by law, a proxy may be revoked by an instrument in writing or, if the Shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized. Any such instrument revoking a proxy must be deposited at the registered office of the Corporation, at 515 Legget Drive, Suite 800, Ottawa, Ontario K2K 3G4 Attention: Chief Financial Officer, any time up to and including the last business day preceding the day of the Meeting, or an adjournment thereof, or deposited with the Chairman of the Meeting on the day of the Meeting, or any adjournment thereof. If the instrument of revocation is deposited with the Chairman on the day of the Meeting or any adjournment thereof, the instrument will not be effective with respect to any matter on which a vote has already been cast pursuant to such proxy.

Non-Registered Holders – Voting Instruction Form

Only registered holders of Shares or the persons they appoint as their proxies are permitted to vote at the Meeting. Many Shareholders are not registered Shareholders (“Beneficial Shareholders”) because the Shares they own are not registered in their names but are instead either (i) registered in the name of an intermediary (the “Intermediary”) that the Beneficial Shareholder deals with in respect of the Shares, such as, among others, brokerage firms, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans, or (ii) in the name of a clearing agency (such as the Canadian Depository for Securities Limited) of which the Intermediary is a participant. In accordance with the requirements of National Instrument 54-101 of the Canadian Securities Administrators, the Corporation has distributed copies of the meeting materials to Intermediaries and clearing agencies for onward distribution to Beneficial Shareholders.

Intermediaries are required to forward the meeting materials to Beneficial Shareholders unless a Beneficial Shareholder has waived the right to receive them. In some cases, where a beneficial shareholder has elected, the holder will receive materials electronically rather than by mail. Intermediaries often use service companies to forward the meeting materials to Beneficial Shareholders. If you are a Beneficial Shareholder, your name and address will appear on the voting instruction form sent to you by an Intermediary (bank, broker or trust company). A Beneficial Shareholder may vote or appoint a proxy by mail, phone, fax or on the Internet, as applicable, in accordance with the voting instruction form. Your Intermediary, as registered holder, will submit the vote or proxy appointment to

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the Corporation on your behalf. Without specific instructions, brokers and their agents and nominees are prohibited from voting shares for the broker’s clients. Therefore, each Beneficial Shareholder should ensure that voting instructions are communicated to the appropriate person well in advance of the Meeting. You must submit your voting instruction form in accordance with the instructions and within the time limits set by your Intermediary. If you or a person you designate plan to attend the meeting and vote you must appoint yourself or that person as proxy using the voting instruction form. Beneficial Shareholders should carefully follow the instructions of their Intermediary, including those regarding when and where the voting instructions form is to be delivered.

A Beneficial Shareholder may revoke a form of proxy or voting instructions form given to an Intermediary by contacting the Intermediary through which the Beneficial Shareholder’s Shares are held and following the instructions of the Intermediary respecting the revocation of proxies. In order to ensure than an Intermediary acts upon a revocation of a proxy form or voting instruction form, the written notice should be received by the Intermediary well in advance of the Meeting.

These securityholder materials are being sent to both registered and non-registered owners of the securities. If you are a non-registered owner, and the issuer or its agent has sent these materials directly to you, your name and address and information about your holdings of securities, have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf.

If you have questions, you may contact Canopy’s proxy solicitation agent, Shorecrest Group, by telephone at 1-888-637-5789 (toll free in North America) or 1-647-931-7454 (collect outside North America), or by email at contact@shorecrestgroup.com.

Notice and Access

The Corporation is sending proxy-related materials to Beneficial Shareholders using Notice and Access. Notice and Access is set of rules for reducing the volume of materials that must be physically mailed to Shareholders by posting the information circular and additional materials online. Shareholders will still receive the Notice of Meeting and may choose to receive a hard copy of this Circular and other materials. Details are included in the Notice of Meeting. This Circular, the Notice of Meeting, and the associated form of proxy, are available on SEDAR at www.sedar.com and at http://www.canopygrowth.com/investors-events/.

Shareholders are reminded to review these online materials when voting. Shareholders may choose to receive paper copies of such materials or obtain further information about Notice and Access by contacting Broadridge Investor Communication Solutions at the toll-free number 1-877-907-7643. To obtain copies of materials after the meeting date, please contact the Corporation at the toll-free number 1-855-368-4486.

The Corporation intends to pay for intermediaries to forward to objecting Beneficial Shareholders under NI 54-101 the proxy-related materials and Form 54-101F7 - Request for Voting Instructions Made by Intermediary, and that in the case of an objecting Beneficial Shareholder, the objecting Beneficial Shareholder will receive the materials.

PARTICULARS OF MATTERS TO BE ACTED UPON

1.    Omnibus Incentive Plan

On August 8, 2017 the board of directors of the Corporation (the “Board”) approved the 2017 Omnibus Incentive Plan of the Corporation (the “Original Omnibus Plan”). Subsequently, at the annual general

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meeting of the Shareholders on September 15, 2017, the Shareholders ratified, confirmed and approved the Original Omnibus Plan.

Pursuant to the Original Omnibus Plan, the Corporation is able to issue share-based long-term incentives. All directors, officers, employees and independent contractors of the Corporation and/or its affiliates (“Company Personnel”) are eligible to receive awards of common share purchase options (“Options”) restricted share units (“RSUs”), deferred share units (“DSUs”), stock appreciation rights (“Stock Appreciation Rights”), restricted stock (“Restricted Stock”), performance awards (“Performance Awards”) or other stock based awards (collectively, the “Awards”) under the Original Omnibus Plan.

At the Meeting, Shareholders will be asked to consider and approve an ordinary resolution the full text of which is set out in Schedule “A”, approving certain amendments to the Original Omnibus Plan. A copy of the Original Omnibus Plan, as amended and restated to give effect to the amendments proposed herein (the Original Omnibus Plan, as so amended and restated, being the “Amended and Restated Omnibus Plan”) is attached as Schedule “B” to this Circular.

Proposed Amendments

The maximum number of Shares available for issuance under the Amended and Restated Omnibus Plan shall not exceed 15% of the issued and outstanding Shares from time to time when taken together with all other Security Based Compensation Arrangements (as such term is defined in the Amended and Restated Omnibus Plan) of the Corporation.

The Amended and Restated Omnibus Plan, if approved, also specifies the default circumstances in which Awards shall be exercised, vested, paid or forfeited in the event a participant ceases to provide service to the Corporation, which default circumstances are subject to variation by the Compensation and Governance Committee in respect of specific Awards granted from time to time. Except as otherwise provided by the Compensation and Governance Committee in the terms of an award grant agreement for a participant:

(a)	the term of each Option will be 6 years from the date of the grant thereof;

(b)

the Options will vest and become exercisable as follows: (i) as to one-third on the first anniversary of the date of the grant thereof; (ii) as to one-third on the second anniversary of the date of the grant thereof; and (iii) as to the final one-third on the third anniversary of the date of the grant thereof;

(c)

if a participant resigns their office or employment, or the employment of a participant is terminated, or a participant’s contract as a consultant terminates, only the portion of the Options that have vested and are exercisable at the date of any such resignation or termination may be exercised by the participant during the period ending 90 days after the date of resignation or termination, as applicable, after which period all Options expire; and

(d)

any Options, whether vested or unvested, will expire immediately upon the participant being dismissed from their office or employment for cause or on a participant’s contract as a consultant being terminated before its normal termination date for cause, including where a participant resigns their office or employment or terminates their contract as a consultant after being requested to do so by the Corporation as an alternative to being dismissed or terminated by the Corporation for cause.

The Amended and Restated Omnibus Plan, if approved, also contains certain amendments to conform the terms of the Amended and Restated Omnibus Plan with applicable United States securities laws.

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Rationale for Amendments

As the Corporation continues to expand and increases the number of its employees and independent contractors, an increase in the maximum number of Shares issuable under its Security Based Compensation Arrangements allows the Corporation to further conserve its cash resources. The Corporation’s compensation program provides total compensation for employees in various roles that is comprised of base salary (fixed cash amount), short-term performance incentives (variable cash award) and lastly, long-term “at risk” equity-based incentives (stock options) that align employees’ interests with those of shareholders. The use of equity-based compensation as part of a competitive total compensation package for employees in certain roles allows the Corporation to offer lower base salaries thereby lowering its fixed cash compensation costs. As a cannabis related company, with limited access to debt financing, Canopy Growth is largely dependent upon equity financing to provide the capital necessary to grow its business. With a view to extending the cash resources that the company has available, it is important for the Corporation to be prudent in the management of its fixed cash expenses across all areas of the company’s operations, including in the area of employee compensation. The Corporation has recently expanded its base of employees and anticipates further expansion in the near future as it continues to develop existing and anticipated new lines of business. Accordingly, the Corporation wishes to ensure there is a sufficient number of Shares available for issuance under its Security Based Compensation Arrangements to provide for equity-based employee compensation into the future.

If the Compensation and Governance Committee does not set forth in the terms of an award grant agreement the circumstances in which such Awards shall be exercised, vested, paid or forfeited in the event a participant ceases to provide service to the Corporation, the proposed amendments provide default circumstances for all award grant agreements.

In light of the Corporation’s recent listing on the New York Stock Exchange, the Amended and Restated Omnibus Plan also contains certain amendments to conform the terms of the Amended and Restated Omnibus Plan with applicable United States securities laws.

The Amended and Restated Omnibus Plan

The Amended and Restated Omnibus Plan serves several purposes for the Corporation. One purpose is to develop the interests of Company Personnel in the growth and development of the Corporation by providing such persons with the opportunity to acquire a proprietary interest in the Corporation. All Company Personnel are considered eligible to be selected to receive an Award under the Amended and Restated Omnibus Plan. Another purpose is to attract and retain key talent and valuable Company Personnel, who are necessary to the Corporation’s success and reputation, with a competitive compensation mechanism. Finally, the Amended and Restated Omnibus Plan aligns the interests of the participants with those of Shareholders by devising a compensation mechanism which encourages the prudent maximization of distributions to Shareholders and long-term growth. The material terms of the Amended and Restated Omnibus Plan are summarized below.

As of June 13th, 2018, there were an aggregate of 17,006,079 Options outstanding and unexercised under the Original Omnibus Plan (including those issued under the former Stock Option Plan and which are now governed by the Original Omnibus Plan). Additionally, the Corporation has set aside a pool of 118,000 Shares for issuance as RSUs and as of June 13th, 2018, there were an aggregate of 17,584 RSUs outstanding and unexercised under the Original Omnibus Plan. If the amendments to the Original Omnibus Plan are approved at the Meeting, an additional 13,142,310 Shares will be reserved for issuance under the Amended and Restated Omnibus Plan which, together with the Shares underlying the outstanding and unexercised Options currently outstanding and the above-described RSU pool, represents 15% of the total outstanding Shares. The Amended and Restated Omnibus Plan is administered by the Board or a committee of the Board. The Amended and Restated Omnibus Plan must be renewed every three years according to the TSX rules.

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All Awards granted under the Amended and Restated Omnibus Plan are non-transferable. The maximum number of Shares subject to any Award which may be granted under the Amended and Restated Omnibus Plan during any fiscal year of the Corporation to any participant shall be 1,000,000 Shares per type of Award provided that the maximum number of Shares for all types of Awards granted to any Participant does not exceed 1,000,000 Shares during any fiscal year of the Corporation.

The number of Shares issuable to insiders, at any time, under all Security Based Compensation Arrangements of the Corporation, may not exceed 10% of the Corporation’s issued and outstanding Shares; and the number of Shares issued to insiders within any one-year period, under all Security Based Compensation Arrangements of the Corporation, may not exceed 10% of the Corporation’s issued and outstanding Shares.

The equity value of Options granted to a non-employee director, within a one-year period, pursuant to the Amended and Restated Omnibus Plan shall not exceed $100,000 and the aggregate equity value of all Awards, that are eligible to be settled in Shares granted to a non-employee director, within a one-year period, pursuant to all Security Based Compensation Arrangements shall not exceed $150,000.

In the event that a participant holds 20% or more of the issued and outstanding Shares or the settlement of an Award in Shares would cause the participant to hold 20% or more of the issued and outstanding Shares, such participant shall only be granted Awards that can be settled in cash.

The Compensation and Governance Committee may specify the circumstances in which Awards shall be exercised, vested, paid or forfeited in the event a participant ceases to provide service to the Corporation or any Affiliate prior to the end of a performance period or exercise or settlement of such Award. If no such circumstances are specified in the terms of an award grant agreement for a participant, the following terms will apply:

(a)

if a participant resigns their office or employment, or the employment of a participant is terminated, or a participant’s contract as a consultant terminates, only the portion of the Options that have vested and are exercisable at the date of any such resignation or termination may be exercised by the participant during the period ending 90 days after the date of resignation or termination, as applicable, after which period all Options expire; and

(b)

any Options, whether vested or unvested, will expire immediately upon the participant being dismissed from their office or employment for cause or on a participant’s contract as a consultant being terminated before its normal termination date for cause, including where a participant resigns their office or employment or terminates their contract as a consultant after being requested to do so by the Corporation as an alternative to being dismissed or terminated by the Corporation for cause.

Subject to certain exceptions included in the Amended and Restated Omnibus Plan, the occurrence of a Change in Control (as such term is defined in the Amended and Restated Omnibus Plan) will not result in the vesting of unvested Awards nor the lapse of any period of restriction pertaining to any Restricted Stock or RSUs (“Unvested Awards”). Subject to the Compensation and Governance Committee reasonably determining otherwise, for the period of 24 months following a Change in Control, where a participant’s employment or term of office or engagement is terminated for any reason, other than for cause: (i) any Unvested Awards as at the date of such termination shall be deemed to have vested, and any period of restriction shall be deemed to have lapsed, as at the date of such termination and shall become payable as at the date of termination; and (ii) the level of achievement of performance goals for any Unvested Awards that are deemed to have vested pursuant to (i) above, shall be based on the actual performance achieved at the end of the applicable period immediately prior to the date of termination.

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The Board may amend, alter, suspend, discontinue or terminate the Amended and Restated Omnibus Plan and any outstanding Awards granted thereunder, in whole or in part, at any time without notice to or approval by the Shareholders of the Corporation, for any purpose whatsoever. Notwithstanding the foregoing, the following amendments to the Amended and Restated Omnibus Plan require the approval of shareholders of the Corporation: (i) an increase in the maximum number of Shares that may be made the subject of Awards under the Amended and Restated Omnibus Plan; (ii) any adjustment (other than as set out in the Amended and Restated Omnibus Plan) or amendment that reduces or would have the effect of reducing the exercise price of an Option or Stock Appreciation Right previously granted under the Amended and Restated Omnibus Plan, whether through amendment, cancellation or replacement grants, or other means (provided that, in such a case, insiders of the Corporation who benefit from such amendment are not eligible to vote their Shares in respect of the approval); (iii) an increase in the limits on Awards that may be granted to any participant under the Amended and Restated Omnibus Plan; (iv) an extension of the term of an outstanding Option or Stock Appreciation Right beyond the expiry date thereof; (v) permitting Options granted under the Amended and Restated Omnibus Plan to be transferrable other than for normal estate settlement purposes; and (vi) any amendment to the plan amendment provisions, subject to certain exceptions included in the Amended and Restated Omnibus Plan.

Options

The Original Omnibus Plan replaced the Corporation’s existing Stock Option Plan and no further Options have been granted under the Stock Option Plan. If approved, all outstanding Options will be governed by the Amended and Restated Omnibus Plan.

The purchase price per Share under an Option shall be determined by the Compensation and Governance Committee; provided, however, that, except subject to certain exceptions described in the Amended and Restated Omnibus Plan, such purchase price shall not be less than 100% of the Fair Market Value (as defined in the Amended and Restated Omnibus Plan) of a Share on the date of grant of such Option. With the approval of the Compensation and Governance Committee, a participant may elect to exercise an Option, in whole or in part, without payment of the aggregate Option price due on such exercise by electing to receive Shares equal in value to the difference between the Option price and the Fair Market Value on the date of exercise (any such exercise a “Cashless Exercise”) computed in accordance with the Amended and Restated Omnibus Plan.

Except as otherwise provided by the Compensation and Governance Committee in the terms of an award grant agreement for a participant, Options will vest and become exercisable as follows: (i) as to one-third on the first anniversary of the date of the grant thereof; (ii) as to one-third on the second anniversary of the date of the grant thereof; and (iii) as to the final one-third on the third anniversary of the date of the grant thereof.

The term of each Option shall be fixed by the Compensation and Governance Committee but shall not exceed 6 years from the date of grant thereof. Except as otherwise provided by the Compensation and Governance Committee in the terms of an award grant agreement for a participant, the term of each Option shall be 6 years from the date of the grant thereof. Notwithstanding the foregoing and subject to certain exceptions detailed in the Amended and Restated Omnibus Plan, if the term of an Option would otherwise expire during, or within ten business days of the expiration of a Blackout Period (as such term is defined in the Amended and Restated Omnibus Plan) applicable to such participant, then the term of such Option shall be extended to the close of business on the tenth business day following the expiration of the Blackout Period.

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RSUs

The Amended and Restated Omnibus Plan provides the Compensation and Governance Committee with additional equity-based compensation options in the form of RSUs, which provide “at risk” equity-based incentive that vests over a three-year period, adds a medium-term incentive option to the Corporation’s compensation program and may replace short-term cash based incentives currently provided for in the Corporation’s compensation plan. RSUs may be granted as part of an employee’s “at risk” incentives and are considered “medium-term” incentives because they vest from one to three years from the date of grant and any payments on the vesting dates are determined with reference to the market price of Shares on that date.

Shares of Restricted Stock and RSUs shall be subject to such restrictions as the Compensation and Governance Committee may impose (including, without limitation, any limitation on the right to receive any dividend or dividend equivalent or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Compensation and Governance Committee may deem appropriate.

DSUs

The Amended and Restated Omnibus Plan also provides the Compensation and Governance Committee with the authority to grant DSUs to participants that will provide members of the Board with compensation opportunities which are compatible with shareholder interests, encourages a sense of ownership and rewards significant achievements. The benefit of holding DSUs is realized in the form of a cash payment to the member of the Board that is only made after the termination or retirement of the member from the Board or after their death. The form of compensation provided by the DSU plan provides Canopy Growth with the ability to reduce Board cash compensation costs in the short-term, thereby adhering to the Corporation’s compensation principle of prudently managing the Corporation’s equity funded cash resources and is intended to align Board compensation with shareholder interests.

DSUs vest immediately upon grant but may only be redeemed upon a DSU holder’s termination (not later than 10 business days prior to the end of the 90-day period following the date of termination), retirement or death.

DSUs may be satisfied by delivery of Shares, other Awards, or a combination thereof, as determined by the Compensation and Governance Committee at the date of grant or thereafter. The Compensation and Governance Committee, in its discretion, may award cash, shares, other Awards or other property equal in value to dividends paid with respect to Shares (“Dividend Equivalent”) with respect to Awards of DSUs. The entitlements on such Dividend Equivalents will not be available until the expiration of the deferral period for the Award of DSUs.

Stock Appreciation Rights

The Compensation and Governance Committee is authorized to grant Stock Appreciation Rights to participants under the Amended and Restated Omnibus Plan, whereby such Stock Appreciation Right is equal to the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Compensation and Governance Committee in its sole discretion, which, subject to certain exceptions, shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be.

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Performance Awards

Under the Amended and Restated Omnibus Plan, the Compensation and Governance Committee may grant a non-transferable Performance Award to a participant payable upon the attainment of specific Performance Goals (as such term is defined in the Amended and Restated Omnibus Plan).

If the Performance Award is payable in cash, it may be paid upon the attainment of the relevant Performance Goals either in cash or in shares of Restricted Stock (based on the then current Fair Market Value of such Shares), as determined by the Compensation and Governance Committee, in its sole and absolute discretion.

Upon a Participant’s termination of service for any reason during the Performance Period (as such term is defined in the Amended and Restated Omnibus Plan) for a given Performance Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Compensation and Governance Committee at grant. Based on service, performance and/or such other factors or criteria, if any, as the Compensation and Governance Committee may determine, the Compensation and Governance Committee may, at or after grant, due to such service, performance and/or such other factors or criteria relating to the participant’s performance to date accelerate on a pro rata basis the vesting of all or any part of any Performance Award.

When and if Performance Awards become payable, a participant having received the grant of such units shall be entitled to receive payment from the Corporation in settlement of such units in cash, Shares of equivalent value (based on the Fair Market Value), in some combination thereof, or in any other form determined by the Compensation and Governance Committee at its sole discretion.

At the Meeting, Shareholders will be asked to pass an ordinary resolution, the full text of which is set out in Schedule “A” to this Circular approving the Amended and Restated Omnibus Plan. In order to be adopted, the resolution must be passed by a simple majority of the votes cast in person or by proxy, at the Meeting, of Shareholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RESOLUTION APPROVING THE AMENDMENTS TO THE ORIGINAL OMNIBUS INCENTIVE PLAN. IT IS INTENDED THAT THE SHARES REPRESENTED BY PROXIES IN FAVOUR OF MANAGEMENT NOMINEES WILL BE VOTED IN FAVOUR OF THE AMENDED AND RESTATED OMNIBUS PLAN RESOLUTION IN THE ABSENCE OF DIRECTION TO THE CONTRARY FROM THE SHAREHOLDER APPOINTING THEM. AN AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST AT THE MEETING IS SUFFICIENT FOR APPROVAL OF THE AMENDED AND RESTATED OMNIBUS PLAN RESOLUTION.

2.    Stock Split

At the Meeting, Shareholders will be asked to consider and approve a special resolution (the “Stock Split Resolution”) the full text of which is set out in Schedule “C”, authorizing the Corporation, at the discretion of the Board, to amend the Corporation’s Articles of Incorporation to divide number of the issued and outstanding Shares (the “Stock Split”) on the basis of a range between two post-split Shares for every-one pre-split Share and three post-Split Shares for-every one pre-split Share (the “Stock Split Range”). If the Stock Split is approved by Shareholders, the Board may, in its discretion, decide not to implement the Stock Split and therefore not file any amendment to the Corporation’s Articles of Incorporation to effect such Stock Split.

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The Board believes that having a greater number of Shares at a reduced price per share will increase investor interest in the Corporation by bringing the trading price into a more accessible range for retail investors, encouraging a wider distribution of the Shares and enhancing liquidity.

As provided in the Stock Split Resolution, the Board may, in its sole discretion and without further approval of the Shareholders, fix the date of the Stock Split or may elect not to act on or carry out the Stock Split. In addition, the Stock Split will not be effected without the final approval of the Toronto Stock Exchange and the New York Stock Exchange.

The Share Split will increase the number of Shares issued and outstanding in proportion with the subdivision ratio and is expected to initially reduce the market price per Share on a basis proportionate to the subdivision ratio. The Share Consolidation will affect all Shareholders uniformly and will not affect any holder of Share’s percentage ownership interest in the Corporation. In addition, the Stock Split will not change the rights of holders of Shares. Each Share outstanding after the Stock Split will be entitled to one vote and will be fully paid and non-assessable. The number of Options currently outstanding under the Amended and Restated Omnibus Plan and other exchangeable or convertible securities will be subdivided in accordance with the terms of the respective securities at the same subdivision ratio as determined by the Board. These adjustments will not take effect until the Stock Split has been approved by Shareholders and implemented by the Corporation.

Under existing Canadian income tax law and taking into account all published proposals and amendments, the proposed Stock Split will not result in taxable income or in any gain or loss to the holders of Shares. In computing any gain or loss on the disposition of the Shares, holders of Shares will be required to reduce the adjusted cost base of each Share to an amount equal to half of the adjusted cost base of each Share currently held.

If approved and all regulatory approvals are obtained, upon a decision being made by the Board to implement the Stock Split using the above Stock Split Range, the Shares will begin to trade on a subdivided basis at such time as the Board deems appropriate. If approved, the Stock Split will be completed by the “push out” method. Accordingly, Shareholders of record on such date as the Board deems appropriate will retain the Shares that they currently hold and will be provided with certificates representing the additional Shares issued in connection with the Stock Split.

At the Meeting, Shareholders will be asked to pass a special resolution, the full text of which is set out in Schedule “C” to this Circular approving the Stock Split. In order to be adopted, the special resolution must be passed by a majority of not less than two thirds of the votes cast in person or by proxy, at the Meeting, of Shareholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE SPECIAL RESOLUTION APPROVING THE STOCK SPLIT. IT IS INTENDED THAT THE SHARES REPRESENTED BY PROXIES IN FAVOUR OF MANAGEMENT NOMINEES WILL BE VOTED IN FAVOUR OF THE STOCK SPLIT RESOLUTION IN THE ABSENCE OF DIRECTION TO THE CONTRARY FROM THE SHAREHOLDER APPOINTING THEM. AN AFFIRMATIVE VOTE OF A MAJORITY OF NOT LESS THAN TWO THIRDS OF THE VOTES CAST AT THE MEETING IS SUFFICIENT FOR APPROVAL OF THE STOCK SPLIT RESOLUTION.

10

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information regarding the number of Shares to be issued upon exercise of outstanding Options and the weighted average exercise price of the outstanding Options in connection with the Original Omnibus Plan as at March 31, 2018:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	40,615,021(1)	$11.53	2,709,886(2)(3)

Equity compensation plans not approved by security holders	-	-	-

Total(4)	40,615,021(1)	$11.53	2,709,886(2)

Notes:

(1)	The outstanding Options are governed by the Original Omnibus Plan.
(2)

Represents the aggregate number of Shares remaining available for issuance under the Original Omnibus Plan (before giving effect to the amendments described herein) as at March 31, 2018, less the number of Shares issuable upon the exercise of outstanding Options, being 17,245,835.

(3)

After giving effect to the amendments proposed herein, assuming they are approved by Shareholders, the number of Options issuable under the Amended and Restated Omnibus Plan at any particular date shall be 15% of the total issued and outstanding Shares, provided that any increase in the issued and outstanding Shares will result in an increase in the available number of Shares issuable under the Amended and Restated Omnibus Plan. Any exercises of Options will make new grants available under the Amended and Restated Omnibus Plan, effectively resulting in a re-loading of the number of Options available to grant. As at March 31, 2018, there were 199,557,207 Shares issued and outstanding.

(4)	All numbers are calculated before giving effect to the Stock Split.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Corporation has fixed the close of business on June 20, 2018 as the record date (the “Record Date”) for the purposes of determining Shareholders entitled to receive the Notice and vote at the Meeting. As at June 13th, 2018, 200,989,263 Shares were issued and outstanding.

In accordance with the provisions of the Canada Business Corporations Act, the Corporation will prepare a list of the holders of Shares on the Record Date. Each holder of Shares named on the list will be entitled to vote the Shares shown opposite his, her or its name on the list at the Meeting.

To the knowledge of the directors and executive officers of the Corporation, as at the date hereof, there are no persons who beneficially own, or control or direct, directly or indirectly, voting securities of the

Corporation carrying 10% or more of the voting rights attached to the Shares.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No person or company who is, or at any time since the beginning of the Corporation’s financial year ended March 31, 2018 was, a director or executive officer of the Corporation, and no person who is an associate or affiliate of any such director or executive officer, has any material interest, direct or indirect, by way of beneficial ownership or otherwise, in matters to be acted upon at the Meeting

INTERESTS OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Other than as disclosed herein, no “informed person” (as such term is defined in NI 51-102) or any associate or affiliate of the foregoing has any material interest, direct or indirect, in any transaction in which the Corporation has participated since the commencement of the Corporation’s most recently

11

completed financial year or in any proposed transaction which has materially affected or will materially affect the Corporation.

INTERESTS OF MANAGEMENT IN MATERIAL TRANSACTIONS

Bedrocan Canada Inc. (“Bedrocan”) leases its operating facility at 16 Upton Road, Toronto, Ontario and

43 Upton Road Toronto, Ontario from Goldman (16 Upton) Limited and Goldman (Upton) Ltd., respectively. Murray Goldman, a director of Canopy Growth, is an officer, director and holds a majority interest in Goldman Holdings Ltd., which is an affiliate of Goldman (16 Upton) Limited and Goldman (Upton) Ltd. Furthermore, and pursuant to its amended lease agreement, there is a $2,000,000 loan to Bedrocan in connection with the construction of the Bedrocan manufacturing facility, which carries an interest rate of 10% per annum and is payable to Bedrocan’s landlord over a period ending July 1, 2024 (the “Goldman Loan”). The Goldman Loan is payable over the initial term of the amended lease by way of additional monthly rent of approximately $27,100. In connection with the Arrangement, the Corporation entered into an indemnification agreement with Goldman (16 Upton) Limited and Goldman (Upton) Ltd. pursuant to which the Corporation will indemnify Bedrocan’s obligations under leases for its operating facilities.

10252832 Canada Inc., a subsidiary of the Corporation, leases its facility at 4103 84 Avenue, Edmonton, Alberta from The Goldman Group Ltd. Murray Goldman, a director of Canopy Growth, is an officer, director, and holds a majority interest in The Goldman Group Ltd.

ADDITIONAL INFORMATION

Additional information relating to the Corporation is available on SEDAR at www.sedar.com. Financial information is provided in the Corporation’s financial statements and Management’s Discussion and Analysis (“MD&A”) for the financial year ended March 31, 2018. In addition, copies of the Corporation’s annual financial statements and MD&A and this Circular may be obtained upon request to the Corporation by phone at 1-855-368-4486 or email at investor@canopygrowth.com. The Corporation may require the payment of a reasonable charge if the request is made by a person who is not a Shareholder of the Corporation.

APPROVAL OF BOARD OF DIRECTORS

The contents of this Circular and the sending of it to each director of the Corporation, to the auditor of the Corporation, to the Shareholders and to the appropriate governmental agencies, have been approved by the directors of the Corporation.

DATED at Ottawa, Ontario this 13th day of June 2018.

Bruce Linton

Chief Executive Officer and Chairman of the Board

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SCHEDULE “A”

RESOLUTIONS OF THE SHAREHOLDERS

OF

CANOPY GROWTH CORPORATION

Omnibus Incentive Plan

WHEREAS the Board of Directors (the “Board”) of Canopy Growth Corporation (the “Corporation”) has determined that adoption of certain amendments to the 2017 Omnibus Incentive Plan of the Corporation, as more fully set out in the copy of the Amended and Restated Omnibus Incentive Plan of the Corporation (the “Amended and Restated Omnibus Plan”) attached hereto as Schedule “B” is in the Corporation’s and its shareholders’ best interests;

“BE IT RESOLVED AS AN ORDINARY RESOLUTION OF THE SHAREHOLDERS THAT:

1.

The Amended and Restated Omnibus Plan and the reservation for issuance thereunder of up to 15% of the aggregate number of common shares of the Corporation as are issued and outstanding from time to time, is hereby approved, ratified and confirmed;

2.

The Amended and Restated Omnibus Plan be authorized and approved as the stock option plan of the Corporation, subject to any limitations imposed by applicable regulations, laws, rules and policies; and

3.

Any officer or director of the Corporation is authorized and directed to execute and deliver, under corporate seal or otherwise, all such documents and instruments and to do all such acts as in the opinion of such officer or director may be necessary or desirable to give effect to this resolution.”

SCHEDULE “B”

CANOPY GROWTH CORPORATION

AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN

Section 1.	Purpose.

The purpose of the Amended and Restated Canopy Growth Corporation Omnibus Incentive Plan is to attract, retain and reward those employees, directors and other individuals who are expected to contribute significantly to the success of the Corporation and its Affiliates, to incentivize such individuals to perform at the highest level, to strengthen the mutuality of interests between such individuals and the Corporation’s shareholders and, in general, to further the best interests of the Corporation and its shareholders. The Plan is intended to comply with Section 422 of the Code (as defined below), with respect to the U.S. employees participating in the Plan, if and when applicable.

Section 2.	Definition.

As used in the Plan, the following terms shall have the meanings set forth below:

(a)

“Affiliate” shall mean: (i) any entity that, directly or indirectly, controls (as well as is controlled by or under common or joint control with) the Corporation; or (ii) any entity in which the Corporation has a significant equity interest, in either case as determined by the Committee; provided that, unless otherwise determined by the Committee, the Shares subject to any Options or SAR that are granted to a service provider of an Affiliate constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to the excise tax under Section 409A of the Code, provided that in respect of any Option granted to a Canadian Grantee, an Affiliate shall only include a corporation that deals at non-arm’s length, within the meaning of the ITA, with the Company, and further provided that, in respect of any Deferred Share Unit granted to a Canadian Grantee, an Affiliate shall only include a corporation that is related to the Corporation, within the meaning of the ITA.

(b)

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Deferred Stock Unit, annual or long-term Performance Award or Other Stock-Based Award granted under the Plan, which may be denominated or settled in Shares, cash or in such other forms as provided for herein.

(c)

“Award Agreement” shall mean the agreement (whether in written or electronic form) or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(d)

“Beneficiary” shall mean a person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. If no such person is named by a Participant, such individual’s Beneficiary shall be the individual’s estate.

(e)

“Blackout Period” means a period when the Participant is prohibited from trading in the Corporation’s securities pursuant to securities regulatory requirements or the Corporation’s insider trading policy or other applicable policy or requirement of the Corporation.

(f)	“Board” shall mean the board of directors of the Corporation.

(g)

“Canadian Award” shall mean an Award pursuant to which, as applicable: (i) the Exercise Price is stated and payable in Canadian dollars or the basis upon which it is to be settled (whether in cash or in Shares) is stated in Canadian dollars); (ii) in the case of freestanding

SARs (as defined below), the base price is stated in Canadian dollars and any cash amount payable in settlement thereof shall be paid in Canadian dollars; (iii) in the case of Restricted Share Units, Deferred Share Units or Performance Awards, any cash amount payable in settlement thereof shall be paid in Canadian dollars; or (iv) in the case of Other Stock-Based Awards the price or value of such Shares is stated in Canadian dollars.

(h)

“Canadian Grantee” shall mean a Participant who is a resident of Canada for the purposes of the ITA, or who is granted an Award under the Plan in respect of services performed in Canada for the Company or any of its Affiliates.

(i)	“Cashless Exercise” shall have the meaning set out in Section 6(e) hereof.

(j)	“Change in Control” shall mean the occurrence of:

•

any individual, entity or group of individuals or entities acting jointly or in concert (other than the Corporation, its Affiliates or an employee benefit plan or trust maintained by the Corporation or its Affiliates, or any company owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of Shares of the Corporation) acquiring beneficial ownership, directly or indirectly, of more than 50% of the combined voting power of the Corporation’s then outstanding securities (excluding any “person” who becomes such a beneficial owner (x) in connection with a transaction described in clause (A) of paragraph (ii) below;

•

the consummation of (A) a merger or consolidation of the Corporation or any direct or indirect subsidiary of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or any parent thereof) more than 30% of the combined voting power or the total fair market value of the securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no person (other than those covered by the exceptions in paragraph (i) of this definition) acquires more than 50% of the combined voting power of the Corporation’s then outstanding securities shall not constitute a Change in Control of the Corporation; or

•

a complete liquidation or dissolution of the Corporation or the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Corporation; other than such liquidation, sale or disposition to a person or persons who beneficially own, directly or indirectly, more than 30% of the combined voting power of the outstanding voting securities of the Corporation at the time of the sale.

•

Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Corporation within the meaning of Section

409A of the Code.

(k)

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time. Any reference to any section of the Code shall also be a reference to any successor provision and any treasury regulation promulgated thereunder.

(l)

“Committee” shall mean the Corporation’s Compensation and Governance Committee appointed by the Board or such other committee as may be designated by the Board to administer the Plan. If the Board does not designate the Committee, references herein to the “Committee” shall refer to the Board.

(m)

“Consultant” means a consultant as defined in section 2.22 of National Instrument 45-106 Prospectus Exemptions engaged by the Corporation or its Affiliates and shall only include those persons who may participate in an “Employee Benefit Plan” as set forth in Rule 405 of the U.S. Securities Act.

(n)	“Corporation” shall mean Canopy Growth Corporation.

(o)

“Covered Employee” means an individual who is (i) a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be a “covered employee” with respect to the taxable year of the Corporation in which any applicable Award will be paid.

(p)	“Deferred Stock Unit” shall mean a contractual right to receive Shares or other Awards or a combination thereof at the end of a specified deferral period, granted under Section 9.

(q)	“Dividend Equivalent” means a right, granted to a Participant under the plan, to receive cash, shares, other Awards or other property equal in value to dividends paid with respect to Shares.

(r)	“Effective Date” shall mean June 13, 2018.

(s)

“Fair Market Value” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code, any regulations issued thereunder or other applicable law or by any applicable accounting standard for the Corporation’s desired accounting for Awards or by the rules of the applicable Stock Exchange, a price that is determined by the Committee, provided that such price cannot be less than:

i.

For Canadian Awards, as long as Shares are listed on the TSX, the greater of the volume weighted average trading price of the Shares on the TSX for the five trading days immediately prior to the grant date or the closing price of the Shares on the TSX on the trading day immediately prior to the grant date.

ii.

For U.S. Awards, as long as the Shares are listed on a U.S. Exchange, the greater of the volume weighted average trading price of the Shares on the U.S. Exchange for the five trading days immediately prior to the grant date or the closing price of the Shares on the U.S. Exchange on the trading day immediately prior to the grant date.

iii.

Unless prohibited by applicable law or rules of a Stock Exchange, Canadian Awards or U.S. Awards may be made to a Participant without regard to such Participant’s domicile or residence for tax purposes. Thus, for example, U.S.

taxpayers that are Participants may receive Canadian Awards. The Corporation may take such actions with respect to its filings, records and reporting, as it deems appropriate to reflect the conversion of Awards from Canadian dollars to U.S. dollars and vice versa.

iv.

If the Shares are not traded, listed or otherwise reported or quoted, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate taking into account the requirements of the ITA, Section 409A of the Code and any other applicable law.

v.

For purposes of the grant of any Award, the applicable date shall be the date on which the Award is granted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or its designee, as applicable, or, if not a day on which the applicable market is open, the next day that it is open. In the event that the Committee determines that the date of grant of an Award shall be a future date because the Corporation is in a Blackout Period, the applicable date shall be deemed to occur on the seventh day following the termination of the Blackout Period and the Fair Market Value shall be the weighted average trading price of the Shares on the TSX or U.S. Exchange as applicable for a Canadian Award or U.S. Award, for the five most recent trading days preceding the applicable date (e.g. trading days two to six following the lifting of the Blackout Period). In the event an additional Blackout Period commences such that six consecutive trading days (excluding weekends and statutory holidays) do not elapse following the expiry of the initial Blackout Period, the applicable date and market price shall be determined by reference to the seventh consecutive trading day following the expiry of the subsequent Blackout Period.

(t)

“Incentive Stock Option” shall mean an option representing the right to purchase Shares from the Corporation, granted under and in accordance with the terms of Section 6, that is intended to be and is designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(u)	“ITA” shall mean the Income Tax Act (Canada) and any regulations thereunder as amended from time to time.

(v)	“Non-Employee Director” shall mean an individual who is a member of the Board but who is not otherwise an Employee or a Consultant of the Company or of any Affiliate at the date an Award is granted.

(w)

“Non-Qualified Stock Option” shall mean an option representing the right to purchase Shares from the Corporation, granted under and in accordance with the terms of Section 6, that is not an Incentive Stock Option.

(x)	“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(y)	“Other Stock-Based Award” means an Award granted pursuant to Section 11 of the Plan.

(z)	“Participant” shall mean the recipient of an Award granted under the Plan.

(aa)	“Performance Award” means an Award granted pursuant to Section 10 of the Plan.

(bb)

“Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable based on one or more performance goals. Performance Goals may be applied to either the Corporation as a whole or to a business unit or to a single or group of Affiliates, either individually, alternatively or in any combination, and measured either in total, incrementally or cumulatively over a specified performance period, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group.

(cc)

“Performance Period” means the period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any Performance Goals specified by the Committee with respect to such Award are measured or must be satisfied.

(dd)	“Plan” shall mean this Amended and Restated Canopy Growth Corporation Omnibus Incentive Plan, as the same may be amended or supplemented from time to time.

(ee)	“Prior Plan” means the Corporation’s stock option plan as it existed prior to August 4, 2017.

(ff)	“Restricted Stock” shall mean any Share granted under Section 8.

(gg)

“Restricted Stock Unit” shall mean a contractual right granted under Section 8 that is denominated in Shares. Each Restricted Stock Unit represents a right to receive one Share or the value of one Share upon the terms and conditions set forth in the Plan and the applicable Award Agreement.

(hh)

“SAR” or “Stock Appreciation Right” shall mean any right granted to a Participant pursuant to Section 7 to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, except in the case of Substitute Awards, shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be.

(ii)

“Service” shall mean the active performance of services for the Corporation or an Affiliate by a person who is an employee or director of the Corporation or an Affiliate. Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a termination of “Service” under the Plan for purposes of payment of such Award unless such event is also a “separation from service” within the meaning of Section 409A of the Code.

(jj)	“Shares” shall mean the common shares in the capital of the Corporation.

(kk)	“Stock Exchanges” shall mean the U.S. Exchange and the TSX.

(ll)	“Subsidiary” shall mean any corporation of which shares representing at least 50% of the ordinary voting power is owned, directly or indirectly, by the Corporation.

(mm)

“Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Corporation or with which the Corporation combines.

(nn)

“Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in any entity), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in any entity) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.

(oo)

“TSX” means the Toronto Stock Exchange and at any time the Shares are not listed and posted for trading on the TSX, shall be deemed to mean such other stock exchange or trading platform in Canada upon which the Shares trade and which has been designated by the Committee.

(pp)

“U.S. Award” shall mean an Award pursuant to which, as applicable: (i) in the case of Options (including tandem SARs (as defined below)),the Exercise Price is stated and payable in United States dollars (and in the case of tandem SARs, any cash amount payable in settlement thereof shall be paid in United States dollars), (ii) in the case of freestanding SARs (as defined below), the base price is stated in United States dollars and any cash amount payable in settlement thereof shall be paid in United States dollars; (iii) in the case of Restricted Share Units, Deferred Share Units or Performance Awards, any cash amount payable in settlement thereof shall be paid in United States dollars; or (iv) in the case of Other Stock-Based Awards the price or value of such Shares is stated in United States dollars.

(qq)	“U.S. Exchange” shall mean the New York Stock Exchange or such other national securities exchange or trading system on which the Corporation’s shares are listed in the United States.

(rr)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

Section 3.	Eligibility.

(a)     Any employee, officer, director, Consultant or, subject to applicable securities laws, other advisor of, or any other individual who provides services to, the Corporation or any Affiliate, shall be eligible to be selected to receive an Award under the Plan. All Awards shall be granted by an Award Agreement. Notwithstanding the foregoing, only eligible employees of the Corporation, its subsidiaries and its parent (as determined in accordance with Section 422(b) of the Code in the case of US employees) are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion.

(b)     An individual who has agreed to accept employment by the Corporation or an Affiliate shall be deemed to be eligible for Awards hereunder as of the date of such acceptance; provided that vesting and exercise of Awards granted to such individual are conditioned upon such individual actually becoming an employee of the Corporation or an Affiliate.

(c)     Holders of options and other types of incentive awards granted by a company acquired by the Corporation or with which the Corporation combines are eligible for grant of Substitute Awards hereunder.

Section 4.	Administration.

(a)     The Plan shall be administered by the Committee. Subject to Section 15, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. To the extent applicable, the Plan and Awards intended to be “performance-based,” the applicable provisions of Section 162(m) of the Code, and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

(b)     Subject to the terms of the Plan and applicable law and the rules of the Stock Exchanges that the Shares are listed at the relevant time and in addition to those authorities provided in Section 4(a), the Committee (or its delegate) shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards, including whether an Award shall be a Canadian Award or a U.S. Award; (iv) authorize and approve the applicable form and determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the Shares relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion); (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, or other Awards, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee, taking into consideration the requirements of Section 409A of the Code; (vii) determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award; (viii) to determine whether an Option is an Incentive Stock Option or Non-Qualified Option; (ix) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) to permit accelerated vesting or lapse of restrictions of any Award at any time; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)     All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Corporation, the shareholders and the Participants.

(d)     Notwithstanding the foregoing, the Committee shall not have any discretion under this Section 4 or any other provision of the Plan that would modify the terms or conditions of any (i) Performance Goal or waive the satisfaction thereof with respect to any Award that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code if the exercise of such discretion would cause the Award not to so qualify, (ii) any other Award that is intended to be exempt from the definition of “salary deferral arrangement” in the ITA if the exercise of such discretion would cause the Award to not be or cease to be exempt; or (iii) any Option granted to a

Canadian Grantee if the exercise of such discretion would cause the Option to not be or cease to be governed by section 7 of the ITA. The Committee will also exercise its discretion in good faith in accordance with the Corporation’s intention that the terms of Awards and the modifications or waivers permitted hereby are in compliance with applicable law and the rule of the Stock Exchanges.

(e)     No member of the Committee or the Board generally shall be liable for any action or determination made in good faith pursuant to the Plan or any instrument of grant evidencing any Award granted under the Plan. To the fullest extent permitted by law, the Corporation shall indemnify and save harmless, and shall advance and reimburse the expenses of, each Person made, or threatened to be made, a party to any action or proceeding in respect of the Plan by reason of the fact that such Person is or was a member of the Committee or is or was a member of the Board in respect of any claim, loss, damage or expense (including legal fees) arising therefrom.

Section 5.	Shares Available for Awards; Per Person Limitations.

(a)     Subject to adjustment as provided below, the maximum number of Shares available for issuance under the Plan shall not exceed 15% of the issued and outstanding Shares from time-to-time when taken together with all other Security Based Compensation Arrangements of the Corporation; provided that all Shares reserved and available under the Plan shall constitute the maximum number of Shares that can be issued for Incentive Stock Options. Every three years after the Effective Date of the Plan, all unallocated Awards under the Plan shall be submitted for approval to the Board and the shareholders of the Corporation. With respect to Stock Appreciation Rights settled in Shares, upon settlement, only the number of Shares delivered to a Participant (based on the difference between the Fair Market Value of the Shares subject to such Stock Appreciation Right on the date such Stock Appreciation Right is exercised and the exercise price of each Stock Appreciation Right on the date such Stock Appreciation Right was awarded) shall count against the aggregate and individual share limitations set forth under this Section 5. If any Option, Stock Appreciation Right or Other Stock-Based Awards granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of Shares underlying any unexercised Award shall again be available for the purpose of Awards under the Plan. If any shares of Restricted Stock, Performance Awards or Other Stock-Based Awards denominated in Shares awarded under the Plan to a Participant are forfeited for any reason, the number of forfeited shares of Restricted Stock, Performance Awards or Other Stock-Based Awards denominated in Shares shall again be available for purposes of Awards under the Plan. Any Award under the Plan settled in cash shall not be counted against the foregoing maximum share limitations. On exercise of any Option, Stock Appreciation Right or Other Stock-Based Awards granted under the Plan, the number of Shares underlying such Award shall again be available for the purpose of Awards under the Plan. Any Shares subject to any Award or award granted under a Prior Plan that is outstanding on the date which this Plan was approved by shareholders of the Corporation (or any portion thereof) that has expired or is forfeited, surrendered, cancelled or otherwise terminated prior to, or that is otherwise settled so that there is no, issuance or transfer of such Shares shall not be counted against the foregoing maximum share limitations.

(b)     Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Corporation.

(c)     To the extent required by Section 162(m) of the Code for Awards under the Plan to qualify as “performance-based compensation,” the following individual Participant limitations shall apply:

(i)     Subject to Section 21 below, the maximum number of Shares subject to any Award of Options, or Stock Appreciation Rights, shares of Restricted Stock, Restricted Stock Units or Other Stock-Based Awards for which the grant of such Award or the lapse of the relevant restriction period is subject to the attainment of Performance Goals in accordance with Section 10 which may be granted under the Plan during any fiscal year of the Corporation to any Participant shall be 1,000,000 Shares per type of Award (which shall be subject to any further increase or decrease pursuant to Section 5(d)) provided that the maximum number of Shares for all types of Awards granted to any Participant does not exceed 1,000,000 Shares (which shall be subject to any further increase or decrease pursuant to Section 5(d)) during any fiscal year of the Corporation. If a Stock Appreciation Right is granted in tandem with an Option, it shall apply against the Participant’s individual share limitations for both Stock Appreciation Rights and Options.

(ii)     Subject to Section 5(g), Section 5(h) and Section 21, there are no annual individual share limitations applicable to Participants on Options, Restricted Stock, Restricted Stock Units or Other Stock-Based Awards for which the grant, vesting or payment (as applicable) of any such Award is not subject to the attainment of Performance Goals.

(iii)     The individual Participant limitations set forth in this Section 5(c) shall be cumulative; that is, to the extent that Shares for which Awards are permitted to be granted to a Participant during a fiscal year are not covered by an Award to such Participant in a fiscal year, the number of Shares available for Awards to such Participant shall automatically increase in the subsequent fiscal years during the term of the Plan until used.

(d)	Changes

(i)     The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Corporation to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Corporation’s capital structure or its business, (b) any arrangement, merger or consolidation of the Corporation or any Affiliate, (c) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares (d) the dissolution or liquidation of the Corporation or any Affiliate, (e) any sale or transfer of all or part of the assets or business of the Corporation or any Affiliate or (f) any other corporate act or proceeding.

(ii)     If there shall occur any such change in the capital structure of the Corporation by reason of any stock split, reverse stock split, stock dividend, extraordinary dividend, subdivision, combination or reclassification of shares that may be issued under the Plan, any recapitalization, any arrangement, any merger, any consolidation, any spin off, any reorganization or any partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing (a “Corporate Event”), then (i) the aggregate number and/or kind of shares that thereafter may be issued under the Plan, (ii) the number and/or kind of shares or other property (including cash) to be issued upon exercise of an outstanding Award granted under the Plan, and/or (iii) the purchase price thereof, shall be appropriately adjusted. In addition, if there shall occur any change in the capital structure or the business of the Corporation that is not a Corporate Event (an “Other Extraordinary Event”), including by reason of any ordinary dividend (whether cash or stock), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of stock, or any sale or transfer of all or substantially all of the Corporation’s assets or business, then the Committee, in its sole discretion, may adjust any Award and make such other adjustments to the Plan. Any adjustment pursuant to this Section 5(d) shall be consistent with the applicable Corporate Event or the applicable Other Extraordinary Event, as the case may be, and in such manner as the Committee may, in its sole discretion, deem appropriate and equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan. Any such adjustment determined by the Committee shall be final, binding and conclusive on the Corporation and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. Except as expressly provided in this Section 5(d) or in the applicable Award Agreement, a Participant shall have no rights by reason of any Corporate Event or any Other Extraordinary Event.

(iii)     Fractional shares of Shares resulting from any adjustment in Awards pursuant to Section 5(d)(i) or Section 5(d)(ii) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one- half. No cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(e)     Shares underlying Awards that can only be settled in cash shall not reduce the number of Shares remaining available for issuance under the Plan.

(f)     Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued Shares are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law and the rules of the TSX.

(g)     (i) The equity value of Options granted to a Non-Employee Director, within a one-year period, pursuant to the Plan shall not exceed $100,000; and (ii) the aggregate equity value of all awards, that are eligible to be settled in Shares granted to a Non-Employee Director, within a one-year period, pursuant to all Security Based Compensation Arrangements (including, for greater certainty, the Plan) shall not exceed $150,000.

(h)     In the event that a Participant holds 20% or more of the issued and outstanding Shares or the settlement of an Award in Shares would cause the Participant to hold 20% or more of the issued and outstanding Shares, such Participant shall only be granted Awards that can be settled in cash.

Section 6.	Options.

The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)     The purchase price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such purchase price shall not be less than 100% (or 110% in the case of an Incentive Stock Option granted to a person owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation, its subsidiaries or its parent, determined in accordance with Section 422(b)(6)) of the Code) of the Fair Market Value of a Share on the date of grant of such Option. In the event that the Committee determines and has authorized the Chief Executive Officer of the Corporation to grant such Options on a future date because the Corporation is in a Blackout Period, the date of grant shall be deemed to occur on the second trading day following the termination of the Blackout Period and the Fair Market Value shall be the closing price on the first business day following the date on which the relevant Blackout Period has expired, unless the relevant grant of Options occurs after the close of trading on the date of grant, in which case the Fair Market Value shall be equal to the closing price on the date of grant. In the event an additional Blackout Period commences such that two consecutive trading days (excluding weekends and statutory holidays) do not elapse following the expiry of the initial Blackout Period, the grant date and Fair Market Value shall be determined by reference to the second consecutive trading day following the expiry of the subsequent Blackout Period.

(b)     The term of each Option shall be fixed by the Committee but shall not exceed 6 years from the date of grant thereof. Except as otherwise provided by the Committee in an Award Agreement, the term of each grant of Option shall be 6 years from the date of the grant thereof. Notwithstanding the foregoing, if the term of an Option (other than an Incentive Stock Option) held by any Participant not subject to Section 409A of the Code would otherwise expire during, or within ten business days of the expiration of a Blackout Period applicable to such Participant, then the term of such Option shall be extended to the close of business on the tenth business day following the expiration of the Blackout Period.

(c)     The Committee shall determine the time or times at which an Option may be exercised in whole or in part. Except as otherwise provided by the Committee in an Award Agreement, the Options will vest and become exercisable as follows:

(i)	as to one-third on the first anniversary of the date of the grant thereof;

(ii)	as to one-third on the second anniversary of the date of the grant thereof; and

(iii)	as to the final one-third on the third anniversary of the date of the grant thereof.

(d)     To the extent vested and exercisable, Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Corporation specifying the number of Shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price (the “Option Price”) as follows: (i) by certified cheque, bank draft or money order payable to the order of the Corporation; (ii) solely to the extent permitted by applicable law, if the Shares are traded on a national securities exchange, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Corporation an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, having the Corporation withhold Shares issuable upon exercise of the Option, or by payment in full or in part in the form of Shares owned by the Participant, based on the Fair Market Value of the Shares on the payment date as determined by the Committee). No Shares shall be issued until payment therefor, as provided herein, has been made or provided for.

(e)     Notwithstanding Section 6(d), with the approval of the Committee, in its sole and unfettered discretion, a Participant may elect to exercise an Option, in whole or in part, without payment of the aggregate Option Price due on such exercise by electing to receive Shares equal in value to the difference between the Option Price and the Fair Market Value on the date of exercise (any such exercise a “Cashless Exercise”) computed by using the following formula, with either a partial or full deduction of the number of underlying Shares from the Plan reserve:

X = Y (A-B)

            A

Where	X = the number of Shares to be issued to the Participant upon such Cashless Exercise;
Y = the number of Shares purchasable under the Option (at the date of such calculation);
A = Fair Market Value of one Share of the Corporation (at the date of such calculation, if greater than the Option Price); and
B = Option Price (as adjusted to the date of such calculation)

In the event that the Shares are not listed on the Exchange as at the date of an exercise of an Option, it shall be a condition precedent to the exercise of any Option that the Participant agree to be bound by the terms of any unanimous shareholders agreement or similar agreements generally applicable to all of the shareholders of the Corporation then in force, and further that the Participant agree to enter into voting trust generally applicable to employee shareholders of the Corporation then in force and provide a power of attorney in support of such voting trust

(f)     The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant Employee during any calendar year under the Plan and/or any other stock option plan of the Corporation, any subsidiary or any parent exceeds $100,000, such Options shall be treated as Non-Qualified Options. Should any provision of the Plan not be necessary in order for the Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the shareholders of the Corporation, subject to the rules of the TSX. To the extent that any such Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof which does not so qualify shall constitute a separate Non- Qualified Stock Option.

Section 7.	Stock Appreciation Rights.

(a)     The Committee is hereby authorized to grant Stock Appreciation Rights (“SARs”) to Participants with terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan.

(b)     SARs may be granted hereunder to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Options granted under Section 6.

(c)     Any tandem SAR related to an Option may be granted at the same time such Option is granted to the Participant. In the case of any tandem SAR related to any Option, the SAR or applicable portion thereof shall not be exercisable until the related Option or applicable portion thereof is exercisable and shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the SAR. Any Option related to any tandem SAR shall no longer be exercisable to the extent the related SAR has been exercised.

(d)     A freestanding SAR shall not have a term of greater than 10 years or, unless it is a Substitute Award, an exercise price less than 100% of Fair Market Value of the Share on the date of grant. Notwithstanding the foregoing, if the term of a SAR held by any Participant not subject to Section 409A of the Code would otherwise expire during, or within ten business days of the expiration of a Blackout Period applicable to such Participant, then the term of such SAR shall be extended to the close of business on the tenth business day following the expiration of the Blackout Period.

Section 8.	Restricted Stock and Restricted Stock Units.

(a)     The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.

(b)     Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to receive any dividend or dividend equivalent or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. To the extent required by law, Participants holding Restricted Stock granted hereunder shall have the right to exercise full voting rights with respect to those Restricted Stocks during the any period of restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

(c)     Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a share certificate or certificates. In the event any share certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. If share certificates are issued in respect of shares of Restricted Stock, the Committee may require that any share certificates evidencing such Shares be held in custody by the Corporation until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Corporation, which would permit transfer to the Corporation of all or a portion of the shares subject to the Restricted Stock Award in the event that such Award is forfeited in whole or part.

(d)     The Committee may in its discretion, when it finds that a waiver would be in the best interests of the Corporation, waive in whole or in part any or all restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(e)     The Committee, in its discretion, may award Dividend Equivalents with respect to Awards of Restricted Stock Units. The entitlements on such Dividend Equivalents will not be available until the vesting of the Award of Restricted Stock Units.

(f)     If the Committee intends that an Award under this Section 8 shall constitute or give rise to “qualified performance based compensation” under Section 162(m) of the Code, such Award may be structured in accordance with the requirements of Section 10, including without limitation, the Performance Goals and the Award limitation set forth therein, and any such Award shall be considered a Performance Award for purposes of the Plan.

(g)     No Restricted Stock Unit shall vest later than three years after the date of grant.

Section 9.	Deferred Stock Unit.

The Committee is authorized to grant Deferred Stock Units to Participants, subject to the following terms and conditions:

(a)     Deferred Stock Units shall be settled upon expiration of the deferral period specified for an Award of Deferred Stock Unit by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock Units shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock Units may be satisfied by delivery of Shares, other Awards, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(b)     The Committee, in its discretion, may award Dividend Equivalents with respect to Awards of Deferred Stock Units. The entitlements on such Dividend Equivalents will not be available until the expiration of the deferral period for the Award of Deferred Stock Units.

(c)     Except as otherwise provided in the Award Agreement, each Participant shall be entitled to redeem his or her Deferred Stock Units during the period commencing on the business day immediately following the Director Termination Date and ending on the 90th day following the Director Termination Date by providing a written notice of redemption, on a prescribed form, to the Corporation (the “Redemption Date”). In the event of death of a Participant, the notice of redemption shall be filed by the administrator or liquidator of the estate of the Participant. For greater certainty, the administrator shall have a maximum of 180 days following the Director Termination Date to provide such written notice. In the case of a U.S. Participant and except as otherwise provided in an Award Agreement, however, the redemption will be deemed to be made on the earlier of (i) December 31 of the year following the year of a “separation from service” within the meaning of Section 409A of the Code, or (ii) within 90 days of the U.S. Participant’s death, or retirement from, or loss of office or employment with the Company, within the meaning of paragraph 6801(d) of the regulations under the ITA, including the Participant’s resignation, retirement, removal from the Board, death or otherwise.

Section 10.	Performance Awards.

(a)     The Committee may grant a Performance Award to a Participant payable upon the attainment of specific Performance Goals. The Committee may grant Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, as well as Performance Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code. If the Performance Award is payable in shares of Restricted Stock, such shares shall be transferable to the Participant only upon attainment of the relevant Performance Goal in accordance with Section 8. If the Performance Award is payable in cash, it may be paid upon the attainment of the relevant Performance Goals either in cash or in shares of Restricted Stock (based on the then current Fair Market Value of such shares), as determined by the Committee, in its sole and absolute discretion. Each Performance Award shall be evidenced by an Award Agreement in such form that is not inconsistent with the Plan and that the Committee may from time to time approve. With respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall condition the right to payment of any Performance Award upon the attainment of objective Performance Goals established pursuant to Section 10(b)(iii).

(b)     Terms and Conditions. Performance Awards awarded pursuant to this Section 10 shall be subject to the following terms and conditions:

(i)     Earning of Performance Award. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the Performance Goals established pursuant to Section 10(b) are achieved and the percentage of each Performance Award that has been earned.

(ii)     Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, Performance Awards may not be Transferred during the Performance Period.

(iii)     Objective Performance Goals, Formulae or Standards. With respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall establish the objective Performance Goals for the earning of Performance Awards based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) the impact of any of the following that the Committee determines to be appropriate: (i) corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances, (ii) restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in the Corporation’s Management Discussion & Analysis; (iii) an event either not directly related to the operations of the Corporation or any of its Affiliates or not within the reasonable control of the Corporation’s management, (iv) a change in tax law or accounting standards required by generally accepted accounting principles, or (v) such other exclusions or adjustments as the Committee specifies at the time the Award is granted. To the extent that any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect, with respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(c)     Dividends. Unless otherwise determined by the Committee in an Award Agreement, amounts equal to dividends declared during the Performance Period with respect to the number of Shares covered by a Performance Award will not be paid to the Participant. In all cases, such dividends would not become payable until the expiration of the applicable Performance Period.

(d)     Payment. Following the Committee’s determination in accordance with Section 10(b)(i) the Corporation shall settle Performance Awards, in such form (including, without limitation, in Shares or in cash) as determined by the Committee, in an amount equal to such Participant’s earned Performance Awards. Notwithstanding the foregoing, the Committee may, in its sole discretion, award an amount less than the earned Performance Awards and/or subject the payment of all or part of any Performance Award to additional vesting, forfeiture and deferral conditions as it deems appropriate.

(e)     Termination. Subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s termination of Service for any reason during the Performance Period for a given Performance Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant.

(f)     Accelerated Vesting. Based on service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may, at or after grant, due to such service, performance and/or such other factors or criteria relating to the Participant’s performance to date accelerate on a pro rata basis the vesting of all or any part of any Performance Award.

(g)     When and if Performance Awards become payable, a Participant having received the grant of such units shall be entitled to receive payment from the Company in settlement of such units in cash, Shares of equivalent value (based on the Fair Market Value), in some combination thereof, or in any other form determined by the Committee at its sole discretion. With respect to any Canadian Participant, the Company shall deliver the payout in settlement of any Performance Award to such Canadian Participant by or before December 31 of the third year following the year of the grant.

Section 11.	Other Stock-Based Awards.

The Committee is authorized, subject to limitations under applicable law, the approval of the TSX and shareholder approval, if required, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Corporation or business units thereof, Shares awarded purely as a bonus and not subject to restrictions or conditions, or any other factors designated by the Committee. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, notes, or other property, as the Committee shall determine. Unless otherwise determined by the Committee in an Award Agreement, the recipient of an Award under this Section 11 shall not be entitled to receive, currently or on a deferred basis, dividends or Dividend Equivalents in respect of the number of Shares covered by the

Award. In all cases, such dividends or Dividend Equivalents would not become payable until the expiration of any applicable performance period.

Section 12.	Effect of Termination of Service on Awards.

(a)     The Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, the circumstances in which Awards shall be exercised, vested, paid or forfeited in the event a Participant ceases to provide Service to the Corporation or any Affiliate prior to the end of a performance period or exercise or settlement of such Award.

(b)     Except as otherwise provided by the Committee in an Award Agreement:

(i)     if a Participant resigns their office or employment, or the employment of a Participant is terminated, or a Participant’s contract as a Consultant terminates, only the portion of the Options that have vested and are exercisable at the date of any such resignation or termination may be exercised by the participant during the period ending 90 days after the date of resignation or termination, as applicable, after which period all Options expire; and

(ii)     any Options, whether vested or unvested, will expire immediately upon the Participant being dismissed from their office or employment for cause or on a Participant’s contract as a Consultant being terminated before its normal termination date for cause, including where a participant resigns their office or employment or terminates their contract as a Consultant after being requested to do so by the Corporation as an alternative to being dismissed or terminated by the Corporation for cause.

Section 13.	Change in Control Provisions.

Except as otherwise provided by the Committee in an Award Agreement:

(a)     the occurrence of a Change in Control will not result in the vesting of unvested Awards nor the lapse of any period of restriction pertaining to any Restricted Stock or Restricted Stock Unit (such Awards collectively referred to as “Unvested Awards”), provided that: (i) such Unvested Awards will continue to vest in accordance with the Plan and the Award Agreement; (ii) the level of achievement of performance goals prior to the date of the Change in Control shall be based on the actual performance achieved to the date of the Change in Control and the level of achievement of performance goals for the applicable period completed following the date of the Change in Control shall be based on the assumed achievement of 100% of the performance goals; and (iii) any successor entity agrees to assume the obligations of the Corporation in respect of such Unvested Awards.

(b)     For the period of 24 months following a Change in Control, where a Participant’s employment or term of office or engagement is terminated for any reason, other than for Cause: (i) any Unvested Awards as at the date of such termination shall be deemed to have vested, and any period of restriction shall be deemed to have lapsed, as at the date of such termination and shall become payable as at the date of termination; and (ii) the level of achievement of performance goals for any Unvested Awards that are deemed to have vested pursuant to (i) above, shall be based on the actual performance achieved at the end of the applicable period immediately prior to the date of termination.

(c)     With respect to Awards for a U.S. Participant to the extent applicable, the Committee shall have the discretion to unilaterally determine that all outstanding Awards shall be cancelled up on a Change in Control, and that the value of such Awards, as determined by the Committee in accordance with the terms of the Plan and the Award Agreements, shall be paid out in cash in an amount based on the Change in Control Price within a reasonable time subsequent to the Change in Control; provided, however, that no such payment shall be made on account of an ISO using a value higher than the Fair Market Value of the underlying Shares on the date of settlement. For purposes of this Section, “Change in Control Price” shall mean the highest price per Share paid in any transaction related to a Change in Control of the Corporation.

(d)     Notwithstanding the above, no cancellation, acceleration of vesting, lapsing of restrictions, payment of an Award, cash settlement or other payment shall occur with respect to any Award if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Award shall be honoured or assumed, or new rights substituted therefor (with such honoured, assumed or substituted Award hereinafter referred to as an “Alternative Award”) by any successor to the Corporation or an Affiliate; provided, however, that any such Alternative Award must: (i) be based on stock which is traded on the TSX and/or an established U.S. securities market; (ii) provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment; (iii) recognize, for the purposes of vesting provisions, the time that the Award has been held prior to the Change in Control; (iv) have substantially equivalent economic value to such Award (determined prior to the time of the Change in Control); and (v) have terms and conditions which provide that in the event that the Participant’s employment with the Corporation, an Affiliate or any successor is involuntarily terminated or constructively terminated at any time within at least twelve months following a Change in Control, any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

(e)     In the event that any accelerated Award vesting or payment received or to be received by a Participant pursuant to the above (the “Benefit”) would (i) constitute a “parachute payment” within the meaning of and subject to Section 280G of the Code and (ii) but for this Section, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Benefit shall be reduced to the extent necessary to that no portion of the Benefit will be subject to the Excise Tax, as determined in good faith by the Committee; provided, however, that if, in the absence of any such reduction (or after such reduction), the Participant believes that the Benefit or any portion thereof (as reduced, if applicable) would be subject to the Excise Tax, the Benefit shall be reduced (or further reduced) to the extent determined by the Participant in his or her discretion so that the Excise Tax would not apply. To the extent that such Benefit or any portion thereof is subject to Section 409A of the Code, then such Benefit or portion thereof shall be reduced by first reducing or eliminating any payment or Benefit payable in cash and then any payment or Benefit not payable in cash, in each case in reverse order beginning with payments or Benefits which are to be paid the further in time from the date of a Change in Control. If, notwithstanding any such reduction (or in the absence of such reduction), the Internal Revenue Service (“IRS”) determines that the Participant is liable for Excise Tax as a result of the Benefit, then the Participant shall be obliged to return to the Corporation, within thirty days of such determination by the IRS, a portion of the Benefit sufficient such that none of the Benefit retained by the Participant constitutes a “parachute payment” within the meaning of Section 280G of the Code that is subject to the Excise Tax. In no event shall the Corporation have any obligation to pay any Excise Tax imposed on a Participant or to indemnify a Participant therefor.

(f)     Notwithstanding any other provision of this Plan, this Section shall not apply with respect to any Deferred Stock Units held by a Canadian Participant where such Deferred Stock Units are governed under regulation 6801(d) of the ITA or any successor to such provision.

Section 14.	General Provisions Applicable to Awards.

(a)     Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(b)     Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Corporation. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Corporation, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c)     Subject to the terms of the Plan, payments or transfers to be made by the Corporation upon the grant, exercise or payment of an Award may be made in the form of cash, Shares, other securities or other Awards, or any combination thereof, as determined by the Committee in its discretion at the time of grant, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee and in compliance with Section 409A of the Code. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest (or no interest) on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(d)     Except as may be permitted by the Committee or as specifically provided in an Award Agreement, (i) no Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner other than by will or the law of descent, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person, and (ii) each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e)     A Participant may designate a Beneficiary or change a previous beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose. If no Beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, the Beneficiary shall be the Participant’s estate.

(f)     All certificates for Shares and/or Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Ontario Securities Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g)     It is a condition of each grant of an Award that if: (a) the Participant fails to comply with any obligation to the Corporation or an Affiliate (A) to maintain the confidentiality of information relating to the Corporation or the Affiliate and/or its business, (B) not engage in employment or business activities that compete with the business of the Corporation or the Affiliate, whether during or after employment with the Corporation of Affiliate, and whether such obligation is set out in an Award Agreement issued under the Plan or other agreement between the Participant and the Corporation or Affiliate, including, without limitation, an employment agreement or otherwise; (C) not solicit employees or other service providers, customers and/or suppliers of the Corporation or the Affiliate, whether during or after employment with the Corporation or Affiliate, and whether such obligation is set out in an Award Agreement issued under the Plan or other agreement between the Participant and the Corporation or Affiliate, including, without limitation, an employment agreement, or otherwise (collectively, a “Restrictive Covenant”); (b) the Participant is terminated for cause, or the Board reasonably determines after employment termination that the Participant’s employment could have been terminated for cause; (c) the Board reasonably determines that the Participant engaged in conduct that causes material financial or reputational harm to the Corporation or its Affiliates, or engaged in gross negligence, willful misconduct or fraud in respect of the performance of the Participant’s duties for the Company or an Affiliate; or (d) the Corporation’s financial statements (the “Original Statements”) are required to be restated (other than as a result of a change in accounting policy by the Corporation or under International Financial Reporting Standards applicable to the Corporation) and such restated financial statements (the “Restated Statements” disclose, in the opinion of the Board, acting reasonably, materially worse financial results than those contained in the Original Statements, then the Board may, in its sole discretion, to the full extent permitted by governing law and to the extent it determines that such action is in the best interest of the Corporation, and for a U.S. Participant, in a manner in accordance with Section 409A of the Code to the extent applicable, and in addition to any other rights that the Corporation or an Affiliate may have at law or under any agreement, take any or all of the following actions, as applicable): (i) require the Participant to reimburse the Corporation for any amount paid to the Participant in respect of an Award in cash in excess of the amount that should otherwise have been paid in respect of such Award had the determination of such compensation been based upon the Restated Statements in the event clause (d) above is applicable, or that was paid in the twelve (12) months prior to (x) the date on which the Participant fails to comply with a Restrictive Covenant, (y) the date on which the Participant’s employment is terminated for cause, or the Board makes a determination under paragraph (b) or (c) above, less, in any event, the amount of tax withheld pursuant to the ITA or other relevant taxing authority in respect of the amount paid in cash in the year of payment; (ii) reduce the number or value of, or cancel and terminate, any one or more unvested grants of Options, Restricted Stock Units, Deferred Stock Units, Performance Awards or SARs on or prior to the applicable maturity or vesting dates, or cancel or terminate any outstanding Awards which have vested in the twelve (12) months prior to (x) the date on which the Participant fails to comply with a Restrictive Covenant, (y) the date on which the Participant’s employment is terminated for cause or the Board makes a determination under paragraph (b) or (c) above, or (z) the date on which the Board determines that the Corporation’s Original Statements are required to be restated, in the event paragraph (d) above applies (each such date provided for in clause (x), (y) and (z) of this paragraph (ii) being a “Relevant Equity Recoupment Date”); and/or (iii) require payment to the Corporation of the value of any Shares of the Corporation acquired by the Participant pursuant to an Award granted in the twelve (12) months prior to a Relevant Equity Recoupment Date (less any amount paid by the Participant) to acquire such Shares and less the amount of tax withheld pursuant to the ITA or other relevant taxing authority in respect of such Shares).

(h)     All Awards issued pursuant to the Plan which may be denominated or settled in Shares, and all such Shares issued pursuant to the Plan, will be issued pursuant to the registration requirements of the U.S. Securities Act or an exemption from such registration requirements.

Section 15.	Amendments and Termination.

(a)     The Board may amend, alter, suspend, discontinue or terminate the Plan and any outstanding Awards granted hereunder, in whole or in part, at any time without notice to or approval by the shareholders of the Corporation, for any purpose whatsoever, provided that all material amendments to the Plan shall require the prior approval of the shareholders of the Corporation and must comply with the rules of the TSX. Examples of the types of amendments that are not material that the Board is entitled to make without shareholder approval include, without limitation, the following:

(i)     ensuring continuing compliance with applicable law, the rules of the TSX or other applicable stock exchange rules and regulations or accounting or tax rules and regulations;

(ii)     amendments of a “housekeeping” nature, which include amendments to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect;

(iii)     changing the vesting provision of the Plan or any Award (subject to the limitations for Awards subject to Section 10(b));

(iv)     waiving any conditions or rights under any Award (subject to the limitations for Awards subject to Section 10(b));

(v)     changing the termination provisions of any Award that does not entail an extension beyond the original expiration date thereof;

(vi)     adding or amending a cashless exercise provision;

(vii)     adding or amending a financial assistance provision;

(viii)     changing the process by which a Participant who wishes to exercise his or her Award can do so, including the required form of payment for the Shares being purchased, the form of written notice of exercise provided to the Corporation and the place where such payments and notices must be delivered; and

(ix)     delegating any or all of the powers of the Committee to administer the Plan to officers of the Corporation.

(b)     Notwithstanding anything contained herein to the contrary, no amendment to the Plan requiring the approval of the shareholders of the Corporation under any applicable securities laws or requirements shall become effective until such approval is obtained. In addition to the foregoing, the approval of the holders of a majority of the Shares present and voting in person or by proxy at a meeting of shareholders shall be required for:

(i)     an increase in the maximum number of Shares that may be made the subject of Awards under the Plan;

(ii)     any adjustment (other than in connection with a stock dividend, recapitalization or other transaction where an adjustment is permitted or required under Section 5(d)(i) or Section 5(d)(ii)) or amendment that reduces or would have the effect of reducing the exercise price of an Option or Stock Appreciation Right previously granted under the Plan, whether through amendment, cancellation or replacement grants, or other means (provided that, in such a case, insiders of the Corporation who benefit from such amendment are not eligible to vote their Shares in respect of the approval);

(iii)     an increase in the limits on Awards that may be granted to any Participant under Section 5(c) and Section 5(g) or to Insiders under Section 21;

(iv)     an extension of the term of an outstanding Option or Stock Appreciation Right beyond the expiry date thereof;

(v)     permitting Options granted under the Plan to be Transferrable other than for normal estate settlement purposes; and

(vi)     any amendment to the plan amendment provisions set forth in this Section 15 which is not an amendment within the nature of Section 15(a)(i) or Section 15(a)(ii),

unless the change results from application of Section 5(d)(i) or Section 5(d)(ii).

Furthermore, except as otherwise permitted under the Plan, no change to an outstanding Award that will adversely impair the rights of a Participant may be made without the consent of the Participant except to the extent that such change is required to comply with applicable law, stock exchange rules and regulations or accounting or tax rules and regulations.

Section 16.	Miscellaneous.

(a)     The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest, but which are not yet made to a Participant by the Corporation, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Corporation.

(b)     No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees,

Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award which does not constitute a promise of future grants. The Corporation, in its sole discretion, maintains the right to make available future grants hereunder.

(c)     The Corporation shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of Shares or the payment of any cash hereunder, payment by the Participant of, any federal, provincial, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Corporation. Any statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of Shares otherwise deliverable or by delivering Shares already owned. Any fraction of a Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

(d)     Nothing contained in the Plan shall prevent the Corporation from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e)     The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Corporation or any Affiliate. Further, the Corporation or the applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in such Award.

(f)     If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(g)     Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Corporation pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

(h)     No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(i)     No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

(j)     Unless otherwise determined by the Committee, as long as the Shares are listed on a national securities exchange including the TSX or system sponsored by a national securities association, the issuance of Shares pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Corporation shall have no obligation to issue such Shares unless and until such Shares are so listed, and the right to exercise any Option or other Award with respect to such Shares shall be suspended until such listing has been effected. If at any time counsel to the Corporation shall be of the opinion that any sale or delivery of Shares pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Corporation under the statutes, rules or regulations of any applicable jurisdiction, the Corporation shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration with respect to Shares or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Corporation. A Participant shall be required to supply the Corporation with certificates, representations and information that the Corporation requests and otherwise cooperate with the Corporation in obtaining any listing, registration, qualification, exemption, consent or approval the Corporation deems necessary or appropriate.

(k)     No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Corporation or its Affiliates nor affect any benefit under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

(l)     The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Corporation, its Affiliates and their employees, agents and representatives with respect thereto.

Section 17.	Effective Date of the Plan.

The Plan shall be effective as of the Effective Date, which is the date of adoption by the Board, subject to the approval of the Plan by the shareholders of the Corporation in accordance with the requirements of the laws of the Province of Ontario.

Section 18.	Term of the Plan.

No Award shall be granted under the Plan after ten years from the Effective Date. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

Section 19.	Section 409A of the Code.

(a)     The Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Corporation shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Corporation and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Corporation. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period.

(b)     Notwithstanding the foregoing, the Corporation does not make any representation to any Participant or Beneficiary as to the tax consequences of any Awards made pursuant to this Plan, and the Corporation shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur as a result of the grant, vesting, exercise or settlement of an Award under this Plan.

Section 20.	Governing Law.

This Plan shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario.

Section 21.	TSX Requirements.

The number of Shares issuable to Insiders, at any time, under all Security Based Compensation Arrangements of the Corporation, may not exceed 10% of the Corporation’s issued and outstanding Shares; and the number of Shares issued to Insiders within any one-year period, under all Security Based Compensation Arrangements of the Corporation, may not exceed 10% of the Corporation’s issued and outstanding Shares. For the purpose of this Section 21, “Insider” shall mean any “reporting insiders” as defined in National Instrument 55-104 – Insider Reporting Requirements, and “Security Based Compensation Arrangement” shall mean any (i) any stock option plans for the benefit of employees, insiders, service providers or any one of such groups; (ii) individual stock options granted to employees, service providers or insiders if not granted pursuant to a plan previously approved by the Corporation’s security holders; (iii) treasury based share purchase plans where the Corporation provides financial assistance or where the Corporation matches the whole or a portion of the securities being purchased; (iv) stock appreciation rights involving issuances of securities from treasury; any other compensation or incentive mechanism involving the issuance or potential issuances of securities of the Corporation; and (vi) security purchases from treasury by an employee, insider or service provider which is financially assisted by the Corporation by any means whatsoever.

SCHEDULE “C”

SPECIAL RESOLUTIONS OF THE SHAREHOLDERS

OF

CANOPY GROWTH CORPORATION

Stock Split

WHEREAS the Board of Directors (the “Board”) of Canopy Growth Corporation (the “Corporation”) has determined that a potential subdivision of the number of issued and outstanding common shares of the Corporation (the “Stock Split”) on the basis of a range between two-for-one and three-for-one, at the discretion of the Board (the “Stock Split Range”) is in the Corporation’s and its shareholders’ best interests;

“BE IT RESOLVED AS A SPECIAL RESOLUTION OF THE SHAREHOLDERS THAT:

1.

the Corporation be authorized to amend the Articles of the Corporation, pursuant to Section 173 of the Canada Business Corporations Act and subject to regulatory approvals, to subdivide the number of issued and outstanding common shares of the Corporation on the basis of a range between two-for-one and three-for-one, at the discretion of the Board;

2.	the Board, in its sole discretion, is authorized to implement the Stock Split using the above Stock Split Range;

3.

any officer or director of the Corporation is authorized, in his or her discretion, to execute and deliver, under corporate seal or otherwise, articles of amendment and/or all such documents and instruments and to do all such acts as in the opinion of such officer or director may be necessary or desirable to give effect to this special resolution, such determination to be conclusively evidenced by the taking of any such action or such director’s or officer’s execution and delivery of any such document;

4.	the directors of the Corporation may, in their sole discretion, without further approval of the shareholders, fix the date of the Stock Split; and

5.

the directors of the Corporation may, in their sole discretion, without further approval of or notice to the shareholders of the Corporation, decide not to proceed with the Share Split and otherwise revoke this special resolution at any time prior to the final implementation of the Stock Split.”